UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Xometry, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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Logo VO

XOMETRY, INC.

6116 Executive Boulevard

Suite 800

North Bethesda, Maryland 20852

May 21, 2026

Dear Stockholder:

On or about April 29, 2026, we mailed a Notice of Internet Availability of Proxy Materials regarding a Notice of Annual Meeting of Stockholders and accompanying Proxy Statement (the “Proxy Statement”) to you for our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) to be held on Tuesday, June 16, 2026 at 11:00 a.m., Eastern Time via live webcast.

We are pleased to announce that, effective as of May 20, 2026 (the “Effective Date”), we have appointed a new independent director, Lukas Biewald, to our board of directors (the “Board”). Mr. Biewald will serve as a Class I director whose term will expire at the Company’s 2028 annual meeting of stockholders. The Board also appointed Mr. Biewald as a member of the Nominating and Corporate Governance Committee, effective as of the Effective Date.

This proxy statement supplement (this “Supplement”) provides updated information with respect to these changes to our Board and Nominating and Corporate Governance Committee and is first being made available to stockholders on or about May 21, 2026. This Supplement should be read in conjunction with the Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2025. Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

We look forward to having you join us for our 2026 Annual Meeting.

Sincerely,

Kristie Scott

General Counsel and Secretary

North Bethesda, Maryland

May 21, 2026

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 16, 2026

XOMETRY, INC.

6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852

This proxy statement supplement, dated May 21, 2026 (the “Supplement”), supplements the proxy statement dated April 29, 2026 (the “Proxy Statement”) relating to the proxy being solicited by the board of directors (the “Board”) of Xometry, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders to be held on June 16, 2026, at 11:00 a.m., Eastern Time, and any continuation, postponement or adjournment of that meeting (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The primary purpose of this Supplement is to provide subsequent information relating to recent changes to our Board and the Nominating and Corporate Governance Committee of the Board. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

Information Regarding Directors – Continuing Members of the Board:

The Proxy Statement is hereby amended to reflect that the Board has appointed Lukas Biewald to serve on the Board as a Class I director for a term ending at the 2028 annual meeting of stockholders. You are not being asked to vote in favor of the election of Mr. Biewald to the Board at this year’s Annual Meeting. Biographical information concerning Mr. Biewald is set forth below.

The nominees for election as Class II directors pursuant to Proposal 1 remain unchanged as follows: Roy Azevedo, Fabio Rosati and Katharine Weymouth.

Class I Directors (Terms to Expire at the 2028 Annual Meeting)

Lukas Biewald, age 44, has served as a member of our Board since May 20, 2026. Since March 2025, Mr. Biewald has served as a Senior Vice President of AI Initiatives at CoreWeave, Inc., an artificial intelligence cloud-computing company. Prior to joining CoreWeave, Mr. Biewald was the co-founder and Chief Executive Officer of Weights & Biases, a company founded in 2017 that provides tools for AI and LLM application development (CoreWeave acquired Weights & Biases in May 2025). Mr. Biewald received a B.S. in Math and an M.S. in Computer Science from Stanford University. We believe that Mr. Biewald is qualified to serve on the Board because of his extensive experience in artificial intelligence, machine learning and technology.

Additional Information Regarding the Appointment of Mr. Biewald

We have set forth below certain information updating the Proxy Statement to reflect the appointment of Mr. Biewald. For detailed information regarding the composition of our Board and its committees, as well as other corporate governance policies, please read the Proxy Statement previously made available to you.

Based on information provided by Mr. Biewald, the Board has determined that Mr. Biewald does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and Mr. Biewald is “independent,” as that term is defined under the applicable rules of the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market LLC (“Nasdaq”). The Board also determined that Mr. Biewald satisfies the independence standards for the Nominating and Corporate Governance Committee established by applicable SEC and Nasdaq rules.

As a non-employee director, Mr. Biewald will participate in our non-employee director compensation program. Pursuant to this program, Mr. Biewald will receive (i) an initial equity award (the “Initial RSU Award”) of restricted stock units (“RSUs”) pursuant to our 2021 Equity Incentive Plan (the “Plan”), in an amount equal to a grant date value of $380,000 based on the average closing price of our common stock during the twenty trading days prior to the grant date, and (ii) an annual equity award (the “Annual RSU Award”) of RSUs pursuant to the Plan, in an amount equal to a grant date value of $116,375, representing the standard annual award of RSUs with a grant date value of $190,000 prorated for 7.35 months of Mr. Biewald’s service for the remainder of the year ending December 31, 2026, based on the average closing price of our common stock during the twenty trading days prior to the grant date. The Initial RSU

Award will vest in three equal annual installments on the first, second and third anniversaries of the grant date, subject to Mr. Biewald’s continued service through each such vesting date. The Annual RSU Award will vest on January 1, 2027, subject to Mr. Biewald’s continued service through such vesting date. Mr. Biewald will also be eligible each year to receive an equity award of RSUs pursuant to the Plan, in an amount equal to a grant date value of $190,000 or such amount as determined by the Board. In addition, Mr. Biewald will be paid an annual cash retainer of $50,000 for his service as a member of the Board, plus an additional annual cash retainer of $5,000 for his service as a member of the Nominating and Corporate Governance Committee, which amounts for 2026 will be prorated for the remainder of the year ending December 31, 2026 (Mr. Biewald can elect to receive these retainer amounts as restricted stock units). Mr. Biewald will be eligible for additional amounts for service on any additional committee(s) to which he may be appointed in the future.

In connection with Mr. Biewald’s appointment to the Board, we and Mr. Biewald will enter into our standard form of indemnification agreement (the “Indemnification Agreement”). The Indemnification Agreement requires us to indemnify Mr. Biewald, to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with us.

There are no arrangements or understandings between Mr. Biewald and any other person pursuant to which he was selected as a director, and Mr. Biewald does not have a material interest in any transaction that is required to be disclosed by Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Voting Matters

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxies returned before the Annual Meeting will be voted as directed or, if no direction is given, will be voted in accordance with the Board’s recommendations as set forth in the Proxy Statement.

By Order of the Board of Directors,

Kristie Scott

General Counsel and Secretary

North Bethesda, Maryland

May 21, 2026